Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 2, 2005 accompanying the financial statements of the Computer Network Technology Corporation 401(k) Salary Savings Plan included in the Form 11-K of Computer Network Technology Corporation for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Network Technology Corporation on Forms S-8 (File No. 33-42750 effective September 16, 1991, File No. 333-88209 effective October 1, 1999, File No. 333-44482 effective August 25, 2000, and File No. 333-98055 effective August 13, 2002) and in the Registration Statements of McDATA Corporation on Forms S-8 (File No. 333-108974 effective September 22, 2003, File No. 333-98773 effective August 27, 2002, File No. 333-83298 effective February 25, 2002, File No. 333-121175 effective December 10, 2004, and File No. 333-43316 effective August 9, 2000), Form S-3 (File No. 333-105650 effective May 29, 2003) and Form S-4 (File No. 333-122758 effective April 19, 2005).

/s/ Clifton Gunderson LLP

Milwaukee, Wisconsin

June 24, 2005